Exhibit 99.1

iPower Reports Fiscal Fourth Quarter and Full Year 2023 Results

- Fiscal 2023 Revenue up 12% to Record $88.9 Million, with Cash Flow from Operations of $9.2 Million -

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, September 14, 2023 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services, today announced financial results for its fiscal fourth quarter and full fiscal year ended June 30, 2023.

Fiscal Q4 2023 Results vs. Year-Ago Quarter

•	Total revenue increased 6% to $23.4 million as compared to $22.1 million.

•	Gross profit remained flat at $9.1 million, with gross margin of 38.7% as compared to 41.2%.

•	Net loss attributable to iPower was $3.0 million or $(0.10) per share, as compared to net loss of $1.3 million or $(0.05) per share.

•	As of June 30, 2023, net debt (total debt less cash) was reduced by 43% to $8.1 million as compared to net debt of $14.2 million as of June 30, 2022.

Fiscal 2023 Results vs. Fiscal 2022

•	Total revenue increased 12% to $88.9 million as compared to $79.4 million.

•	Gross profit increased 5% to $34.8 million as compared to $33.2 million, with gross margin of 39.1% compared to 41.8%.

•	Net loss attributable to iPower was $12.0 million or $(0.40) per share, as compared to net income of $1.5 million or $0.06 per share. The fiscal 2023 period includes approximately $3 million related to a goodwill impairment incurred earlier in the fiscal year.

•	Cash flow from operations improved significantly to $9.2 million as compared to cash used of $16.6 million.

Management Commentary

“Fiscal 2023 marked our third consecutive year of double-digit revenue growth driven by consistent, strong demand for our in-house products and continued expansion of our non-hydroponic portfolio,” said Lawrence Tan, CEO of iPower. “Throughout the fiscal year, we emphasized in-house products sales which accounted for over 90% of revenue while continuing to diversify our product offerings beyond hydroponics, which grew to more than 75% of sales in fiscal 2023. We believe that our ability to generate double-digit growth while shifting our product mix into new categories demonstrates our superior product research, design and merchandising capabilities.”

iPower CFO, Kevin Vassily, added, “During the year, we continued to work through high-cost inventory buildup from prior periods, which has weighed on our gross margin in recent quarters. However, we have now sold through most of the excess inventory and expect gross margin to improve in fiscal 2024. With an improved supply chain, normalized inventory levels and continued demand for our in-house products, we believe that we are well positioned to execute on our growth and profitability objectives in fiscal 2024.”

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Fiscal Fourth Quarter 2023 Financial Results

Total revenue in the fiscal fourth quarter of 2023 increased 6% to $23.4 million as compared to $22.1 million for the same period in fiscal 2022. The increase was primarily driven by greater product sales to the Company’s largest channel partner, as well as strong demand for iPower’s non-hydroponic product portfolio which now accounts for over 75% of revenue.

Gross profit in the fiscal fourth quarter of 2023 remained flat at $9.1 million compared to the same quarter in fiscal 2022. As a percentage of revenue, gross margin was 38.7% as compared to 41.2% in the year-ago period. The decrease in gross margin was primarily driven by a higher cost of goods sold related to inventory that previously incurred higher freight charges, as well as normal variations in product and channel mix.

Total operating expenses in the fiscal fourth quarter of 2023 were $12.0 million as compared to $10.6 million for the same period in fiscal 2022. The increase was driven in part by higher selling, fulfillment, and marketing costs related to the sale of inventory built up in prior quarters.

Net loss attributable to iPower in the fiscal fourth quarter of 2023 was $3.0 million or $(0.10) per share, as compared to a net loss of $1.3 million or $(0.05) per share for the same period in fiscal 2022. The decline was driven in part by the aforementioned higher operating expenses.

Cash and cash equivalents were $3.7 million at June 30, 2023, as compared to $1.8 million at June 30, 2022. Total debt as of June 30, 2023 was $11.8 million as compared to $16.0 million as of June 30, 2022. As a result of the Company’s debt paydown, iPower’s net debt (total debt less cash) position was reduced by 43% to $8.1 million as compared to $14.2 million as of June 30, 2022.

Conference Call

The Company will hold a conference call today, September 14, 2023, at 4:30 p.m. Eastern Time to discuss the results for its fiscal fourth quarter and full fiscal year ended June 30, 2023.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Thursday, September 14, 2023

Time: 4:30 p.m. Eastern Time

Dial-in registration link: https://register.vevent.com/register/BI3034b2b0ea624c2a9ac35ca1e37c42eb

Live webcast registration link: https://edge.media-server.com/mmc/p/ujcagrwy/

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its websites, www.zenhydro.com and www.simpledeluxe.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 14, 2023, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2023 and 2022

	June 30,	June 30,
	2023	2022

ASSETS
Current assets
Cash and cash equivalent	$3,735,642	$1,821,947
Accounts receivable, net	14,071,543	17,432,287
Inventories, net	20,593,889	30,433,766
Other receivable - related party	–	51,762
Prepayments and other current assets	2,858,196	5,444,463
Total current assets	41,259,270	55,184,225

Non-current assets
Right of use - non-current	7,837,345	10,453,282
Property and equipment, net	536,418	544,633
Deferred tax assets	2,155,250	–
Non-current prepayments	531,456	925,624
Goodwill	3,034,110	6,094,144
Investment in joint venture	33,113	43,385
Intangible assets, net	4,280,071	4,929,442
Other non-current assets	427,254	406,732
Total non-current assets	18,835,017	23,397,242

Total assets	$60,094,287	$78,581,467

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	13,244,957	9,533,408
Credit cards payable	366,781	807,687
Customer deposit	350,595	273,457
Other payables and accrued liabilities	4,831,067	5,915,220
Advance from shareholders	85,200	92,246
Investment payable	–	1,500,000
Lease liability - current	2,159,173	2,582,933
Long-term promissory note payable - current portion	2,017,852	1,879,065
Income taxes payable	276,683	299,563
Total current liabilities	23,332,308	22,883,579

Non-current liabilities
Long-term revolving loan payable, net	9,791,191	12,314,627
Long-term promissory note payable, net	–	1,781,705
Deferred tax liabilities	–	939,115
Lease liability - non-current	6,106,047	8,265,611

Total non-current liabilities	15,897,238	23,301,058

Total liabilities	39,229,546	46,184,637

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2023 and 2022	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,710,939 and 29,572,382 shares issued and outstanding at June 30, 2023 and 2022	29,712	29,573
Additional paid in capital	29,624,520	29,111,863
(Accumulated deficits) Retained earnings	(8,702,442)	3,262,948
Non-controlling interest	(24,915)	(13,232)
Accumulated other comprehensive income (loss)	(62,134)	5,678
Total equity	20,864,741	32,396,830

Total liabilities and equity	$60,094,287	$78,581,467

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iPower Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended June 30, 2023 and 2022

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)

REVENUES	$23,399,166	$22,117,831	$88,902,048	$79,418,473

TOTAL REVENUES	23,399,166	22,117,831	88,902,048	79,418,473

COST OF REVENUES	14,348,668	12,998,903	54,104,587	46,218,580

GROSS PROFIT	9,050,498	9,118,928	34,797,461	33,199,893

OPERATING EXPENSES:
Selling and fulfillment	8,133,299	6,842,363	32,427,972	19,180,390
General and administrative	3,913,672	3,767,117	12,792,998	11,707,466
Impairment loss - goodwill	–	–	3,060,034 #	–
Total operating expenses	12,046,971	10,609,480	48,281,004	30,887,856

(LOSS) INCOME FROM OPERATIONS	(2,996,473)	(1,490,552)	(13,483,543)	2,312,037

OTHER INCOME (EXPENSE)
Interest expenses	(265,497)	(231,017)	(1,066,280)	(458,159)
Other financing expenses	–	–	–	(80,010)
Loss on equity method investment	(1,376)	5,673	(10,001)	(6,616)
Other non-operating income	(306,874)	210,893	(107,749)	296,366
Total other expenses, net	(573,747)	(14,451)	(1,184,030)	(248,419)

(LOSS) INCOME BEFORE INCOME TAXES	(3,570,220)	(1,505,003)	(14,667,573)	2,063,618

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	(605,374)	(146,570)	(2,690,500)	558,975
NET (LOSS) INCOME	(2,964,846)	(1,358,433)	(11,977,073)	1,504,643

Non-controlling interest	(2,805)	(9,162)	(11,683)	(13,232)

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(2,962,041)	$(1,349,271)	$(11,965,390)	$1,517,875

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(21,090)	8,904	(67,812)	5,678

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(2,983,131)	$(1,340,367)	$(12,033,202)	$1,523,553

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,747,497	29,662,448	29,713,354	27,781,493

Diluted	29,747,497	29,662,448	29,713,354	27,781,493

(LOSSES) EARNINGS PER SHARE
Basic	$(0.100)	$(0.045)	$(0.403)	$0.055

Diluted	$(0.100)	$(0.045)	$(0.403)	$0.055

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